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Exhibit 10(g)(4)

  NEITHER THIS NOTE NOR THE SHARES INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED WITHOUT REGISTRATION OF THIS NOTE AND THE UNDERLYING SHARES UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

CONVERTIBLE PROMISSORY NOTE

$40,000	Rockville, Maryland
Maturity Date: February 25, 2003

        FOR VALUE RECEIVED, the undersigned, CDEX, INC., a Nevada corporation ("Maker"), hereby promises to pay to Mr. Robert Stewart ("Stewart") or any subsequent holder or holders ("Holder") of this Convertible Promissory Note (this "Note"), at 3509 154th Street, Lubbock, TX 78423, or at such other place as Holder may from time to time designate in writing, the principal sum of Forty Thousand Dollars ($40,000), together with all accrued interest on such outstanding balance, in accordance with the terms and provisions of this Note.

        1.    Interest; Maturity Date.

          (a) Interest shall accrue from and after the date of this Note at the rate of nine and one-half percent (9.5%) per annum, compounded annually.

          (b) The entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon and all other charges provided for herein, shall be due and payable in full on the second anniversary of the date hereof (the "Maturity Date").

        2.    Payments.    All payments by Maker hereunder shall be applied (i) first, to expenses of collection pursuant to Paragraph 8 herein, (ii) second, to the interest due and unpaid under this Note, and (iii) thereafter, to any principal owing under this Note.

        3.    Conversion.

          (a) Holder has the right, at any time prior to the earlier of (i) the first anniversary of the date hereof or (ii) the payment in full of all amounts owed hereunder, upon written notice to Maker (the "Conversion Notice"), to convert all of the unpaid principal balance hereof (and any accrued upaid interest thereon), into Common Stock of Maker ("Common Stock") at the rate of one (1) share of Common Stock of Maker for each Thirty Cents ($0.30) of the amount owed hereunder surrendered for conversion (the "Conversion Price").

          (b) In case Maker shall at any time prior to Conversion subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (c) Subject to the terms of Paragraph 3(a) hereof, the conversion shall occur immediately upon Maker's receipt of the Conversion Notice. On and after such date, the Holder(s) identified in the Conversion Notice shall be treated for all purposes as the record holder(s) of the shares of Common Stock issuable upon such conversion. Holder's conversion rights, shall be extinguished upon payment in full of all principal and accrued interest and all other amounts due hereunder.

          (d) If any capital reorganization, merger or reclassification of the capital stock of Maker shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, merger or reclassification, lawful and adequate provisions shall be made whereby Holder, as nominee on behalf of the Stockholders, shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, merger or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion.

          (e) Maker will at all times reserve and keep available out of its authorized Common Stock, solely for the purposes of issuance upon the conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the then outstanding principal balance of this Note. Maker covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and, without limiting the generality of the foregoing, Maker covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. Maker will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

        4.    Prepayment.    Subject to prior conversion as provided in Paragraph 3, Maker shall have the right to prepay, in part of in full, without penalty, this Note (together with all accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times, upon not less than thirty (30) days written notice to Holder. Any conversion pursuant to Paragraph 3(a) hereof shall be deemed to be a prepayment of the amount so converted as of the date of Maker's receipt of the corresponding Conversion Notice. Prior to prepayment, Holder may notify Maker in writing that Holder elects to exercise the conversion right provided in Paragraph 3 of this Note.

        5.    Events of Default.    Each of the following shall constitute an "Event of Default" hereunder:

          (a) Maker's failure to make any required payment of principal and/or interest under this Note, and the continuation of such failure to pay for a period of fifteen (15) business days after Holder gives Maker written notice of such failure to perform.

          (b) Maker's failure to perform any other obligation (other than one that can be satisfied with the payment of money) required under this Note, and the continuation of such failure for a period of fifteen (15) business days after Holder gives Maker written notice of such failure to perform.

          (c) The occurrence of an "Event of Default" under any agreement related to the Senior Indebtedness (as such term is defined herein).

          (d) Maker's insolvency, general assignment for the benefit of creditors, or the final judgment by or against Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of Maker's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for Maker or for all or any substantial part of Maker's assets.

        6.    Acceleration.    Upon the occurrence of an Event of Default, Holder shall have the right to cause the entire unpaid principal balance, together with all accrued interest thereon, reasonable attorneys' and paralegals' fees and all fees, charges, costs and expenses, if any, owed by Maker to Holder, to become immediately due and payable in full by giving written notice to Maker.

        7.    Remedies.    Upon the occurrence of an Event of Default, Holder may avail itself of any legal or equitable rights which Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of Holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of Holder.

        8.    Expenses of Collection.    If this Note is referred to an attorney for collection, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, Maker shall pay all of Holder's costs, fees (including reasonable attorneys' and paralegals' fees) and expenses in connection with such referral.

        9.    Governing Law.    The provisions of this Note shall be governed and construed according to the laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

        10.    Subordination.    This Note, and the obligations of the Maker hereunder, shall be subordinate and junior in right of payment to all indebtedness of the Maker which may be incurred by the Maker from time to time following the date of this Note which by its terms is senior in right of payment to this Note to the extent agreed to in writing by Stewart ("Senior Indebtedness"), as amended, increased or restated from time to time, and any Senior Indebtedness incurred in replacement thereof. The payee hereby agrees to execute and deliver any customary subordination agreement(s) required by the holders of such Senior Indebtedness to effect the subordination of this Note including, upon default of any Senior Indebtedness, a total payment bar until the payment in full of all Senior Indebtedness or the waiver of all such defaults.

        11.    No Waiver.    Neither any course of dealing by Holder nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver of any right or remedy of Holder hereunder unless said waiver is in writing and signed by Holder, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver by Holder or as a bar to or waiver of any right or remedy by Holder as to any subsequent event.

        12.    Notices.    Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier service, as follows:

If to Maker to:
CDEX, Inc. 1700 Rockville Pike Suite 400 Rockville, MD 20852 Attn: Malcolm Philips
with a required copy to:
Hogan & Hartson L.L.P. Columbia Square 555 Thirteenth Street, NW Washington, D.C. 20004 Attn: Christopher J. Hagan, Esq.
If to Holder to:
Mr. Robert Stewart 3509 154th Street Lubbock, TX 78423
with a required copy to:
Mr. Chris Boyer 1500 Broadway 10th Floor Wells Fargo Center Lubbock, TX 79404

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

        13.    Severability.    In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        14.    Limitations of Applicable Law.    In the event the operation of any provision of this Note results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder had agreed to accept such extra payment(s) as a prepayment.

        15.    Captions.    The captions herein are for convenience and reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

        16.    Debtor-Creditor Relationship.    Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

        [Execution page follows]

        IN WITNESS WHEREOF, Maker has executed this Subordinated Convertible Promissory Note on this 25th day of February, 2002.

MAKER:
CDEX, INC., a Nevada corporation
By:
Name:	Malcolm H. Philips
Title:	CEO

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  Exhibit 10(g)(4)
CONVERTIBLE PROMISSORY NOTE